Exhibit 99.1

For Immediate Release

Contact:	Patrick A. Reynolds
Director of Investor Relations
(706) 649-4973

Synovus Reports Increased Profit for First Quarter of 2012

Third Consecutive Profitable Quarter Highlighted by Improvement in Key Credit Metrics

Columbus, Ga., April 24, 2012 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2012.

First Quarter Results

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Net income available to common shareholders was $21.4 million for the first quarter of 2012, compared to net income available to common shareholders of $12.8 million in the fourth quarter of 2011 and a net loss attributable to common shareholders of $93.7 million in the first quarter of 2011.

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Diluted net income per common share for the first quarter of 2012 was $0.024 compared to diluted net income per common share of $0.014 for the fourth quarter of 2011, and a net loss per common share of $0.119 for the first quarter of 2011.

“We are pleased to report a profit for the third consecutive quarter,” said Kessel D. Stelling, Chairman and CEO of Synovus. “Our first quarter was highlighted by a significant reduction in non-performing loan inflows, lower net charge-offs, and a reduction in all key problem loan categories. These improving trends in key credit metrics are the main drivers of long-term, sustained profitability. During the quarter, our performance also included net interest margin improvement and the continued downward trend in expenses.”

Credit Trends

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Non-performing loan inflows were $139.6 million in the first quarter of 2012, down 26.2% from $189.2 million in the fourth quarter of 2011 and down 54.5% from $306.5 million in the first quarter of 2011.

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Net charge-offs were $94.7 million in the quarter, down 16.5% from $113.5 million in the fourth quarter of 2011, and down 43.2% from $166.9 million in the first quarter of 2011. The annualized net charge-off ratio was 1.90% in the first quarter, down from 2.26% in the previous quarter, and down from 3.12% in the first quarter of 2011.

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Total delinquencies (consisting of loans 30 or more days past due and still accruing) were 0.73% of total loans at March 31, 2012, down from 0.74% at December 31, 2011, and 0.96% at March 31, 2011. Total loans past due 90 days or more and still accruing were 0.04% at March 31, 2012, down from 0.07% at December 31, 2011, and 0.05% at March 31, 2011.

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Potential problem commercial loans (consisting of substandard accruing loans but excluding loans 90 days past due and still accruing interest and substandard accruing troubled debt restructurings which are reported separately) declined for the sixth consecutive quarter to $685.5 million, a 12.1% decline from the fourth quarter of 2011, and a 46.6% decrease from the first quarter of 2011.

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Total non-performing assets were $1.06 billion at March 31, 2012, down $61.6 million from the previous quarter, and down $219.7 million or 17.2% from the first quarter of 2011. The non-performing asset ratio was 5.26% at March 31, 2012, compared to 5.50% at the end of the previous quarter and 5.97% at March 31, 2011.

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Total accruing troubled debt restructurings (TDRs) decreased to $651.2 million at March 31, 2012, down from $668.5 million the previous quarter. At March 31, 2012, approximately 97% of accruing TDRs are current as to principal and interest.

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Distressed asset sales were approximately $135 million during the first quarter, compared to approximately $147 million in the fourth quarter of 2011, and approximately $192 million in the first quarter of 2011.

•	Total credit costs were $90.9 million in the first quarter of 2012, compared to $90.5 million in the fourth quarter of 2011 and down 48.7% from $177.1 million in the first quarter of 2011.

Core Performance

Pre-tax, pre-credit costs income was $110.6 million for the first quarter of 2012, down $3.2 million from $113.8 million in the fourth quarter of 2011.

•	The net interest margin was 3.55%, up three basis points from the fourth quarter of 2011 and the first quarter of 2011.

•	The effective cost of funds was down four basis points, while the yield on earning assets was down one basis point.

•	Total non-interest income was $84.1 million for the first quarter of 2012, compared to $73.5 million in the fourth quarter of 2011.

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Non-interest income, excluding net investment securities gains of $20.1 million in the first quarter of 2012 and $10.3 million in the fourth quarter of 2011, was up $0.9 million from the previous quarter, with mortgage revenues up $1.2 million from the prior quarter.

•	Total reported non-interest expense was $203.1 million for the first quarter of 2012 compared to $219.1 million for the previous quarter.

•	Core expenses (excludes Visa indemnification charges, restructuring charges and credit costs) were down $2.1 million from the fourth quarter of 2011.

Balance Sheet Fundamentals

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Net sequential quarter loan decline, excluding the impact of loan sales, transfers to loans held-for-sale, charge-offs, and foreclosures, was approximately $25 million for the first quarter, compared to an increase of approximately $167 million during the fourth quarter of 2011 and a decline of approximately $238 million during the first quarter of 2011.

•	On a sequential quarter basis, total loans declined $236.1 million, compared to a $22.3 million decrease in the previous quarter, and a $588.3 million decrease in the first quarter of 2011.

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Total core deposits ended the quarter at $20.7 billion, up $102.4 million compared to the fourth quarter of 2011, driven by increases in demand deposits and money market funds, and a decline in time deposits.

•	Non-interest bearing demand deposits were up $169.0 million or 12.7% (annualized) from the fourth quarter of 2011, and up $837.3 million or 17.8% from the first quarter of 2011.

•	The number of non-interest bearing demand deposit accounts increased by 3,501 accounts, or 4.0% (annualized), over the fourth quarter of 2011.

•	Total deposits ended the quarter at $22.1 billion, down $274.1 million from the previous quarter due primarily to the planned reductions in brokered deposits and time deposits.

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The effective cost of core deposits (includes non-interest bearing deposits) continued to decline, with an effective cost of 47 basis points for the first quarter of 2012, compared to 53 basis points for the previous quarter and 72 basis points in the first quarter of 2011.

Regulatory Capital Ratios

•	Tier 1 Common Equity ratio was 8.67% at March 31, 2012 up from 8.49% at December 31, 2011.

•	Tier 1 Capital ratio was 13.19% at March 31, 2012 up from 12.94% at December 31, 2011.

•	Tier 1 Leverage ratio was 10.41% at March 31, 2012 up from 10.08% at December 31, 2011.

•	Total Risk-based Capital ratio was 16.57% at March 31, 2012 up from 16.49% at December 31, 2011.

Stelling concluded, “This quarter marks another significant step on our path to sustained profitability. While credit improvement and expense discipline remain key to our long-term success, we are very focused on core revenue growth and providing great value to our customers. We continue to invest in new technology and talent, all with the goal of providing unparalleled service throughout our markets. Our efforts are reflected both in the growth in the number of accounts and overall core deposit balances, and are further evidenced by our number one market share position in twelve markets and top five market share position in markets representing almost eighty percent of our deposit franchise. Recently announced, nationally recognized awards for excellence in customer service show that our customer-focused, relationship-based brand of banking is working well and provides a solid foundation for our future.”

Synovus will host an earnings highlights conference call at 8:30 a.m. EST on April 24, 2012. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties can access the slide presentation and listen to the conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. RealPlayer or Windows Media Player can be downloaded prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company with over $27 billion in assets based in Columbus, Georgia. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends, deposits and our loan portfolio; expectations on growth and expense discipline; statements regarding our continued sustainable profitability in future periods; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2011 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled core deposits, tangible common equity to tangible assets ratio, pre-tax, pre-credit costs income, core expenses, non-interest income excluding net investment securities gains (losses), and net sequential quarter loan growth (decline) are not measures recognized under U.S. generally accepted accounting principles (GAAP), and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total deposits, total shareholders’ equity to total assets ratio, income (loss) before income taxes, total non-interest expense, total non-interest income, and sequential quarter total loan growth (decline), respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total deposits, total shareholders’ equity to total assets ratio, income (loss) before income taxes, total non-interest expense, total non-interest income, or sequential quarter total loan growth (decline) determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of core deposits, tangible common equity to tangible assets ratio, pre-tax, pre-credit costs income, core expenses, non-interest income excluding net investment securities gains (losses), and net sequential quarter loan growth (decline) and the reconciliation of these measures to total deposits, total shareholders’ equity to total assets ratio, income (loss) before income taxes, total non-interest expense, total non-interest income, and sequential quarter total loan growth (decline) are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	1Q12	4Q11	3Q11	2Q11	1Q11
Core Deposits
Total deposits	$22,137,702	22,411,752	23,109,427	22,875,017	23,205,879
Subtract: Brokered deposits	(1,406,709)	(1,783,174)	(2,157,631)	(2,690,598)	(2,978,615)

Core deposits	$20,730,993	20,628,578	20,951,796	20,184,419	20,227,264

Tangible Common Equity To Tangible Assets Ratio
Total assets	$27,064,792	27,162,845	28,253,923	28,313,910	28,678,203
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(7,589)	(8,525)	(9,482)	(10,449)	(11,424)

Tangible assets	$27,032,772	27,129,889	28,220,010	28,279,030	28,642,348

Total shareholders’ equity	$2,821,763	2,827,452	2,829,447	2,850,937	2,882,605
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(7,589)	(8,525)	(9,482)	(10,449)	(11,424)
Subtract: Cumulative perpetual preferred stock	(949,536)	(947,017)	(944,538)	(942,096)	(939,691)

Tangible common equity	$1,840,208	1,847,479	1,850,996	1,873,961	1,907,059

Total shareholders’ equity to total assets ratio	10.43%	10.41	10.01	10.07	10.05
Tangible common equity to tangible assets ratio	6.81%	6.81	6.56	6.63	6.66
Pre-tax, Pre-credit Costs Income
Income (loss) before income taxes	$35,916	26,979	37,118	(43,764)	(79,864)
Add: Provision for losses on loans	66,049	54,565	102,325	120,159	141,746
Add: Other credit costs(1)	24,849	35,962	40,211	37,772	35,347
Add: Restructuring charges	858	639	2,587	3,106	24,333
Subtract: Net gain on investment securities	(20,083)	(10,337)	(62,873)	(377)	(1,420)
Add: Loss on curtailment of post-retirement benefit	—	—	—	—	398
Add: Visa indemnification charge	2,979	5,942	—	—	—

Pre-tax, pre-credit costs income	$110,568	113,750	119,368	116,896	120,540

Core Expenses
Total non-interest expense	$203,133	219,082	222,552	222,415	239,716
Subtract: Other credit costs (1)	(24,849)	(35,962)	(40,211)	(37,771)	(35,350)
Subtract: Restructuring charges	(858)	(639)	(2,587)	(3,106)	(24,333)
Subtract: (Loss) on curtailment of post-retirement benefit	—	—	—	—	(398)
Subtract: Visa indemnification charge	(2,979)	(5,942)	—	—	—

Core expenses	$174,447	176,539	179,754	181,538	179,635

(1)	Other credit costs consist primarily of losses on ORE, provision for losses on unfunded commitments, and charges related to other loans held for sale.

Reconciliation of Non-GAAP Financial Measures (continued)
(dollars in thousands)	1Q12	4Q11	3Q11	2Q11	1Q11
Non-interest income excluding investment securities gains, net
Total non-interest income	$84,138	73,470	133,392	67,849	64,164
Subtract: Investment securities gains, net	(20,083)	(10,337)	(62,873)	(377)	(1,420)

Non-interest income excluding investment securities gains, net	$64,055	63,133	70,519	67,472	62,744

Net sequential quarter loan growth (decline)

Sequential quarter decline in total loans	$(236,116)	(22,273)	(402,724)	(492,612)	(588,341)
Add: Transfers to other loans held for sale	578	3,457	16,004	11,275	73,442
Add: Foreclosures	48,127	36,331	57,859	60,426	70,170
Add: Charge-offs excluding transfers to other loans held for sale and loan sales	65,498	78,443	87,660	126,821	98,000
Add: Loan sales	96,621	70,808	109,140	126,462	108,719

Net sequential quarter loan growth (decline)	$(25,292)	166,766	(132,061)	(167,628)	(238,010)